Exhibit 10.3

Agency Agreement

The shareholders’ voting agency agreement (hereinafter referred as “This Agreement”) is concluded by the following parties on May 28, 2020:

Party A:	CXJ (Shenzhen) Technology Co., Limited
Registered address:3607B1, Block A, Xinghe Shiji Building, Southwest of the junction of Shenzhen Avenue and CaiTian Road, Futian District, Shenzhen City, China.

Party B:	Lixin Cai Id Card No.: 330501198809306554 Address: No. 24, Xidou, Zhitou Village, Shuanglin Town, Nanxum District, Hunzhou City, Zhejiang Province, China.

In this agreement, Party A and Party B are collectively referred to as “all contracting parties ”

Preface

A.	Party A is a limited company founded and registered in accordance with Chinese laws and has professional knowledge, capacity and resources providing consultation and service.

B.	Till the date of signing the agreement, Party B has been the only registered shareholder of xxx limited company (hereinafter referred as “the company”), which is founded and registered according to the laws of the People’s Republic of China (hereinafter referred as “China”). The total shares held by Party B accounts for 10% of the total shares issued by the company.

C.

Party B has intentionally delegated Party A’s board of directors to implement the right of voting contained in the shares of the company held by Party B within the longest term allowed by the law on behalf, which is taken as the return for Party A to provide the loan to Party B.

Therefore, the both parties shall reach the following agreement:

1.	Party B shall irrevocably agree, authorize and delegate Party A to implement all right of voting of all shares held by Party B, as the shareholder of the company, on behalf within the longest term allowed by law. Party A shall implement such right within the scope regulated by Chinese laws and the Article of Association of the company according to the regulations of Chinese law and the Article of Association of the company.

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2.

Party A can formulate and modify the rules followed Party A, when Party B authorizes the right to Party A to implement the right on behalf according to the agreement, including but not limited to the number or proportion of shareholders required by the documents, which have authorized or implemented any act and signing to prove that such act has been implemented. In addition, Party A can only act according to such rules.

3.

All contracting parties of the agreement hereby confirm that however the company equity has any change, Party B shall delegate Party A’s designated staff to implement the right of voting owned by Party B. Party B shall not transfer the equity of the company owned by Party B to any person or company (excluding Party A or individual or entity appointed by Party A).

4.	The agreement is formally signed by all contracting parties on the date appeared on the first part of the agreement and shall take effect on the day.

5.

Party B hereby states and promises to Party A that Party B has had all shares of the company, with Party B’s name providing in the signing page of the following text. There is not any lien and right in other items based on such shares. Except Party A, Party B has never issued the Power of Attorney relating to such shares or the right enjoyed Party B, as the shareholder of the company, or never designated the agent relating to such shares or the rights enjoyed by Party B, as the shareholder of the company. Party B shall further state or promise the acts of signing and passing on the agreement does not violate any applicable laws, regulations, judicature or administrative orders, arbitral decision, agreement, contract or covenant.

6.	Without the unanimous approval from Party A and Party B, the agreement shall not be terminated. However, Party A can terminate the agreement after notifying Party B 30 days before in the written form.

7.	It requires Party A’s and Party B’s unanimous agreement in the written form to modify and/or terminate the agreement.

8.	The signing, effect, interpretation and implementation of the agreement are under the jurisdiction of China’s laws.

9.	The agreement is in duplicate, with Party A and Party B respectively holding one copy. All original documents shall have the same legal effect.

10.

The both parties agree that if disputes appear due to the agreement, the both parties shall mediate. If within 45 days since the day of mediation, Party A and Party B can not solve such disputes, either party can submit such dispute to [China International Economic and Trade Arbitration Commission] and solve them by means of arbitration according to the effective arbitration rules then, with the arbitration location in Shenzhen. The language used during the arbitration is Chinese. The arbitral decision shall be final and binding on both parties. The regulation of the article is not affected by the termination or removal of the agreement.

[Signing page below]

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The both parties have formally signed or demanded their respective representatives formally authorized to sign the agency agreement on the date stated on the first part of the agreement. This is hereby to prove.

Party A:	CXJ (Shenzhen) Technology Co., Limited
The undersigned:
Name:
Position:

Party B:	Lixin Cai

The undersigned:
China’s Id Card No.: 330501198809306554